Page 67 of 79 pages


                                   EXHIBIT F

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                  BLUEFLY, INC.

   Under Section 805 of the Business Corporation Law of the State of New York

                  FIRST: The name of the corporation is Bluefly, Inc. (the "Corporation"). The name under which the corporation was formed is Pivot Corporation.

                  SECOND: The Certificate of Incorporation of the Corporation was filed by the Secretary of State of New York on the 12th day of April, 1991. A Restated Certificate of Incorporation of the Corporation was filed by the Secretary of State of the State of New York on the 15th day of May, 1997.

                  THIRD: The amendment of the Certificate of Incorporation effected by this certificate of amendment is as follows:

                          To add a provision stating the designation, number and
relative rights, preferences, privileges and restrictions of shares of Series A of preferred stock of the Corporation as fixed by the Board of Directors of the Corporation pursuant to the authorization contained in the Certificate of Incorporation.

                  FOURTH: To accomplish the foregoing amendment, the following new Article, relating to the designation, number and relative rights, privileges and restrictions of the Series A Convertible Preferred Stock is inserted in the Certificate of Incorporation:

          A. Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), said Board of Directors, at a meeting held on July 21, 1999, adopted resolutions providing for the designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Corporation's Series A Convertible Preferred Stock, which resolutions are as follows:

                  WHEREAS, the Certificate of Incorporation of this Corporation provides for two classes of shares known as Common Stock, par value $.01 per share, and Preferred Stock, par value $.01 per share; and

                  WHEREAS, the Board of Directors of this Corporation is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of New York, to establish from time to time the number of shares to be included in each such series, and to fix the designation, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

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                                                             Page 68 of 79 pages

                  NOW,  THEREFORE,  BE IT RESOLVED,  that the Board of Directors deems it advisable to, and hereby does, designate a Series A Convertible Preferred Stock and fixes and determines the preferences, rights, qualifications, limitations and restrictions relating to the Series A Convertible Preferred Stock as follows:

                  1.      Designation/Ranking.  The  shares  of such  series  of
                          -------------------
Preferred Stock shall be designated as "Series A Convertible Preferred Stock" (referred to herein as the "Series A Convertible Preferred Stock"). The Series A Convertible Preferred Stock shall rank senior to the Corporation's Common Stock and all other Preferred Stock of the Corporation, with respect to the payment of distributions on liquidation, dissolution or winding up of the Corporation and with respect to the payment of dividends.

                  2.      Authorized Number.  The number of shares  constituting
                          -----------------
the Series A Convertible Preferred Stock shall be 500,000 shares.

                          a)         Dividends.   The   holders   of   Series  A
                                     ---------
Convertible Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, dividends which shall accrue at the rate of 8% per annum and shall compound annually, payable only upon: (i) the conversion of the Series A Convertible Preferred Stock pursuant to Section 6; (ii) a redemption of the Series A Convertible Preferred Stock under Section 7; or (iii) a merger, consolidation or sale of substantially all of the Corporation's assets in which the per share consideration received by the Corporation or its shareholders is less than three times the applicable Conversion Price (as defined herein) (each of such items listed in this clause (iii), a "Liquidation"). The Corporation, in its sole discretion, may elect to pay such dividends in shares of Common Stock, in which case such Common Stock dividends shall be equal to the number of shares of Common Stock obtained by dividing the cash value of such dividend by the Current Market Price (as defined in Section 6(e)(vi)) prior to such Liquidation.

                          b)         Dividends   on  each   share  of  Series  A
Convertible Preferred Stock shall be cumulative and shall accrue from the date of issuance of such share of Series A Convertible Preferred Stock. The date on which the Corporation initially issues any share of Series A Convertible Preferred Stock shall be deemed to be its "Issue Date," regardless of the number of times transfer of such shares is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share.

                          c)         In   addition   to  the  right  to  receive
dividends pursuant to Section 3(a) above, each holder of a share of Series A Convertible Preferred Stock shall have the right, at any time after the Issue Date, if the Board of Directors of the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash or other property or assets, but excluding any stock split effected as a stock dividend), to holders of shares of Common Stock, to receive, out of funds legally available therefor, a dividend or distribution in an amount equal to the amount of such dividend or distribution receivable by a holder of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Series A Convertible Preferred Stock at the same time such dividend or distribution is made to the holders of Common Stock.

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                                                             Page 69 of 79 pages

                  3.      Liquidation.
                          -----------

                          a)         Upon  any   Liquidation,   dissolution   or
winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be paid, before any distribution or payment is made upon any stock ranking junior to the Series A Convertible Preferred Stock, an amount equal to the greater of (i) $20 per share plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, through the date payment thereof is made available ("Redemption
                                                                      ----------
Payment"),  and (ii) the amount  that the  holders  of the Series A  Convertible
-------
Preferred Stock would receive if they were to convert each share of Series A Convertible Preferred Stock into shares of Common Stock immediately prior to such Liquidation, dissolution or winding up. The holders of Series A Convertible Preferred Stock shall not be entitled to any further payment (such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Payment" and with respect to all
                                 --------------------
shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Payments").
     --------------------

                          b)         If upon such  Liquidation,  dissolution  or
winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series A Convertible
Preferred Stock of the Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such Liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Stock shall have been paid in full the Liquidation Payments to which they shall be entitled, the Series A Convertible Preferred Stock shall be automatically canceled and the remaining net assets of the Corporation may be distributed to the holders of securities ranking junior to the Series A Convertible Preferred Stock on Liquidation.

                          c)         Written   notice   of   such   Liquidation,
dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 10 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                          d)         The Series A  Convertible  Preferred  Stock
shall, with respect to distribution of assets and rights upon the Liquidation, dissolution or winding up of the Corporation, rank senior to each class or series of capital stock of the Corporation hereafter created which does not expressly provide that it ranks on a parity with or is senior to the Series A Convertible Preferred Stock with respect to distribution of assets and rights upon the Liquidation, dissolution or winding up of the Corporation.

                  4.      Voting Rights.
                          -------------

                          a)         In addition  to any other vote  required by
law or the Corporation's Certificate of Incorporation,  the Corporation may take

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                                                             Page 70 of 79 pages

the following actions only with the approval of a majority of the directors, which must include the Class A Director (as defined herein) to the extent that the holders of the Series A Convertible Preferred Stock are entitled to appoint a Class A Director under the terms hereof, (i) at any time when the Purchasers (as defined in the Investment Agreement (the "Agreement"), dated as of July 27, 1999, by and among the Corporation, and the Purchasers set forth therein) retain through beneficial ownership at least 50% of the shares of the Series A Convertible Preferred Stock purchased under the Agreement, on an as-converted basis: a liquidation; a repurchase or redemption of equity securities or debt in excess of $10,000 (except to the extent such debt is due in accordance with its terms); the authorization or issuance of any equity securities senior to or pari passu with the Series A Convertible Preferred Stock; the authorization or issuance of any additional shares of Series A Convertible Preferred Stock; and any amendment to any Transaction Document (as defined in the Agreement) or (ii) at any time when the Purchasers retain through beneficial ownership shares of capital stock representing, on an as-converted basis, at least 7.5% of the outstanding shares of Common Stock on a fully diluted basis (after giving effect to all outstanding options and warrants and other convertible securities), an acquisition by the Corporation of another business entity for consideration in excess of an amount equal to 30% of the market capitalization of the Corporation; the incurrence of indebtedness in any year, in the aggregate, in excess of an amount equal to 30% of the market capitalization of the Corporation; liens on, or encumbrances of, assets with a fair market value in excess of an amount equal to 10% of the market capitalization of the Corporation; and any transaction with an Affiliate (as defined in the Agreement) other than a transaction approved by the Compensation Committee of the Corporation. For purposes of the preceding sentence, market capitalization shall be determined by multiplying the total shares of publicly traded capital stock by the Current Market Price.

                          b)         Holders of Series A  Convertible  Preferred
Stock shall be entitled to notice of any shareholders' meeting. Except as otherwise required by law, at any annual or special meeting of the Corporation's stockholders, or in connection with any written consent in lieu of any such meeting, each outstanding share of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of full shares of Common Stock into which such share of Series A Convertible Preferred Stock is then convertible (calculated by rounding any fractional share up to the nearest whole number) on the date for determination of stockholders entitled to vote at the meeting. Except as set forth herein or otherwise required by law, the Series A Convertible Preferred Stock and the Common Stock shall vote together as a single class on each matter submitted to the stockholders, and not by separate class or series.

                          c)         For  so  long  as the  Purchasers  maintain
through beneficial ownership at least 50% of the shares of the Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock, voting separately as a class, shall be entitled to elect one (1) director to the Board of Directors (the "Class A Director") upon a vote of a majority of the outstanding Series A Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Convertible Preferred Stock. Except as otherwise required by applicable law, any member of the Board of Directors elected by the holders of the Series A Convertible Preferred Stock may only be removed by the vote of the holders of not less than a majority of the Series A Convertible Preferred Stock voting thereon.

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                                                             Page 71 of 79 pages

                          d)         Notwithstanding  anything set forth herein,
with the exception of any action duly approved by the Class A Director pursuant to Section 5(a) above, at any time when any shares of Series A Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Corporation's Certificate of Incorporation, and in addition to any other vote required by law or the Corporation's Certificate of Incorporation, without the approval of the holders of at least two-thirds (66 2/3%) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not effect any transaction or other action that would adversely affect the rights, preferences, powers (including, without limitation, voting powers) and privileges of the Series A Convertible Preferred Stock.

                  5.      Conversions.   The  holders  of  shares  of  Series  A
                          -----------
Convertible Preferred Stock shall have the following conversion rights:

                          a)         Right to Convert.  Subject to the terms and
                                     ----------------
conditions of this paragraph 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares (or fractions thereof) of Series A Convertible Preferred Stock (except that upon any Liquidation, dissolution or winding up of the Corporation the right of conversion shall terminate at the close of business on the business day immediately preceding the date fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock to be so converted by $20 and (ii) dividing the result by the conversion price of $10.50 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such
                                                      -----------------
rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                          b)         Automatic Conversion.  Upon the earlier of:
                                     --------------------
(i) the date on which the last sale price of the Common Stock on NASDAQ or, if not quoted on NASDAQ, on any other national securities exchange has been at least 3 times the Conversion Price for 30 consecutive trading days, and (ii) immediately prior to the closing of a merger, sale of all or substantially all of the Corporation's assets, or any combination thereof in which the Corporation or its shareholders are to receive cash or marketable securities with an aggregate value of at least 3 times the Conversion Price, each outstanding share of Series A Convertible Preferred Stock shall automatically, with no further action required to be taken by the Corporation or the holder thereof, be

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                                                             Page 72 of 79 pages

converted into such number of fully paid and nonassessable shares of Common Stock as is obtained by dividing $20 by the Conversion Price then in effect. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for the Common Stock shall be the fair market value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation. Immediately thereafter, each holder of Series A Convertible Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder's Series A Convertible Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such person. Upon notice from the Corporation, each holder of Series A Convertible Preferred Stock so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a transfer agent for its Series A Convertible Preferred Stock and Common Stock, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of such automatic conversion, all rights with respect to the shares of Series A Convertible Preferred Stock so converted, including the rights, if any, to receive notices and to vote, will terminate, except only the rights of holders thereof to (i) receive certificates for the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock have been converted, (ii) the payment of any accrued but unpaid dividends thereon as provided herein and (iii) exercise the rights to which they are entitled as holders of Common Stock.

                          c)         Issuance of  Certificates;  Time Conversion
                                     -------------------------------------------
Effected.  Promptly after the surrender of the certificate or  certificates  for
--------
the shares of Series A Convertible Preferred Stock to be converted as set forth above, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holders, registered in such name or names as such holders may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock.

                          d)         Fractional Shares;  Partial Conversion.  No
                                     --------------------------------------
fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Subparagraph 6(d), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                          e)         Antidilution  Adjustments.  The  applicable
                                     -------------------------
Conversion Price in respect of the Series A Convertible Preferred Stock shall be subject to adjustment as follows if any of the events listed below occur prior to the conversion of the Series A Convertible Preferred Stock into Common Stock.

                                     (1) In case the Corporation shall (x) pay a
dividend or make a distribution on its Common Stock in shares of its Common Stock, (y) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (z) combine or reclassify its outstanding Common Stock into a smaller number of shares, the applicable Conversion Price in effect immediately prior to such event shall be adjusted so that the holder of any

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                                                             Page 73 of 79 pages

share of the Series A Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of such event had the share of such Series A Convertible Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution is not paid or made, the applicable Conversion Price then in effect shall be appropriately readjusted.

                                     (2) In case the Corporation  shall (x) sell
or issue shares of its Common Stock, (y) issue rights, options or warrants to subscribe for or purchase shares of Common Stock or (z) issue or sell other rights for the purchase of shares of Common Stock or securities convertible into or exchangeable into shares of Common Stock, in the case of one or more of the events described in the immediately preceding clauses (x), (y) and (z) (excluding those issuances referred to in Subparagraph 6(e)(iii) below) (collectively, the "Securities"), at a price per share less than the Conversion
                     ----------
Price on the date the Corporation fixes the offering price of such Securities, then in each such case the applicable Conversion Price in effect immediately prior to the issuance of such Securities shall be adjusted so that it shall equal the price determined by multiplying the applicable Conversion Price in effect immediately prior to the date of issuance of the Securities by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of the Securities plus the number of shares of Common Stock which the aggregate consideration received for the issuance of the Securities would purchase at the Conversion Price (as defined below), and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of the Securities (after giving effect to the full exercise, conversion or exchange, as applicable, of such Securities). The adjustment provided for in this Subparagraph 6(e)(ii) shall be made successively whenever any Securities are issued (provided, however, that no further adjustments in the applicable Conversion Price shall be made upon the subsequent exercise, conversion or exchange, as applicable of such Securities pursuant to the original terms of such Securities) and shall become effective immediately after such issuance. In determining whether any Securities entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price or the applicable Conversion Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such Securities, any consideration required to be paid upon the exercise, conversion or exchange, as applicable, of such Securities and the value of all such consideration (if other than cash) shall be determined by the Board of Directors (whose determination, if made in good faith, shall be conclusive). If any or all of such Securities are not so issued or expire or terminate without having been exercised, converted or exchanged, the applicable Conversion Price then in effect shall be appropriately readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such Securities been made upon the basis of only the number of shares of Common Stock delivered pursuant to Securities actually exercised, converted or exchanged. For purposes of this Subparagraph 6(e)(ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation or by any subsidiary of the Corporation.

                                                             Page 74 of 79 pages


                                     (3) In  case  the  Corporation  shall  pay,
issue or distribute to its holders of capital stock any shares of capital stock of the Corporation or evidences of indebtedness or cash or other assets (excluding (w) regular cash dividends payable out of earnings in the ordinary course and distributed ratably to the holders of Series A Convertible Preferred Stock, (x) distributions paid from retained earnings of the Corporation and distributed ratably to the holders of Series A Convertible Preferred Stock, (y) dividends or distributions referred to in Subparagraph 6(e)(i) above and (z) dividends or distributions paid or made to holders of shares of Series A
Convertible Preferred Stock in the manner provided in Section 3 above) or rights, options or warrants to subscribe for or purchase any of its securities then, in each such case, the applicable Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the applicable Conversion Price in effect immediately prior to the date of the distribution by a fraction the numerator of which shall be the applicable Conversion Price less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, shall be conclusive) of the portion of the capital stock, cash or assets or evidences of indebtedness so distributed, or of the subscription rights, options or warrants so distributed or of such convertible or exchangeable securities, with respect to one share of Common Stock, and the denominator of which shall be the applicable Conversion Price in effect immediately prior to the date of the distribution. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactive to the record date for the determination of stockholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights, options or warrants expire or terminate without having been exercised, the applicable Conversion Price then in effect shall be appropriately readjusted.

                                     (4)  Notwithstanding  the  foregoing,   the
provisions of this paragraph shall not apply to the issuance of: (x) any equity securities issued pursuant to the Corporation's employee option or stock incentive plan, or (y) any equity securities issued as consideration for services provided to the Corporation (in an aggregate amount not to exceed 75,000 shares of Common Stock in any fiscal year).

                                     (5)  Whenever  the  applicable   Conversion
Price is adjusted as herein provided, the Corporation shall promptly file with the conversion agent (or, if there is no conversion agent, the secretary of the Corporation) an officer's certificate setting forth such Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment. Promptly after delivery of the certificate, the Corporation shall prepare a notice of the adjustment of such Conversion Price setting forth such Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the applicable Conversion Price (together with a copy of the officer's certificate setting forth the facts requiring such adjustment) to the holder of each share of the Series A Convertible Preferred Stock at such holder's last address as shown on the stock books of the Corporation.

                                     (6)  For  the  purpose  of any  computation
under any provision relating to the Series A Convertible Preferred Stock, the "Current Market Price" per share of Common Stock on any date shall be deemed to
 ---------------------
be the average of the daily closing prices per share of Common Stock for the 30 consecutive trading days immediately preceding such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any

                                                             Page 75 of 79 pages

national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for the Common Stock shall be the fair market value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation.

                           f)      Reorganization,      Recapitalization      or
                                   ---------------------------------------------
Reclassification.   If   any   capital   reorganization,   recapitalization   or
----------------
reclassification of the capital stock of the Corporation (other than a merger or consolidation of the Corporation in which the Corporation is the surviving corporation and which does not result in a reclassification or change of outstanding shares of Common Stock or a merger or consolidation which is deemed to be a Liquidation, dissolution or winding up of the Corporation as provided herein) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (other than cash dividends payable out of earnings or surplus in the ordinary course of business) with respect to or in exchange for Common Stock, then, as a condition of such reorganization, recapitalization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                           g)      Other Notice. In case at any time:
                                   ------------

                                   i. the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                                   ii.     the  Corporation  shall   offer   for
                  subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                   iii. there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                                   iv. there shall be a voluntary or involuntary
                  dissolution, Liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 10 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such

                                                             Page 76 of 79 pages

                  dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, Liquidation or winding up and (ii)
                  in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, Liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, Liquidation or winding up, as the case may be.

                           h)      Stock to be Reserved. The Corporation will at
                                   --------------------
all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly authorized, validly issued, fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or quotation system upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

                           i)      Reissuance  of  Preferred  Stock.  Shares  of
                                   --------------------------------
Series A Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the Business Corporation Law of the State of New York) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company other than Series A Convertible Preferred Stock.

                           j)      Issue Tax. The issuance of  certificates  for
                                   ---------
shares of Common Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in

                                                             Page 77 of 79 pages

respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

                           k)      Closing of Books.  The Corporation will at no
                                   ----------------
time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

                           l)      Minimum  Adjustment.   No  reduction  of  the
                                   -------------------
Conversion Price shall be made if the amount of any such reduction would be an amount less than $.10, but any such amount shall be carried forward and reduction with respect thereof shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.10 or more.

                  6.       Optional Redemption.  Upon a change in control of the
                           -------------------
Corporation that will result in the holders of Series A Convertible Preferred Stock receiving cash or marketable securities with an aggregate value of less than 3 times the Conversion Price, upon written notice to the Corporation (the "Redemption Notice"), the holders of the Series A Convertible Preferred Stock shall have the right to require the Corporation to redeem or repurchase the shares of Series A Convertible Preferred Stock for an amount equal to the Redemption Payment. The Redemption Notice shall state the number of shares of Series A Convertible Preferred Stock that the holder intends to have redeemed.

                  7.       Future Issuance of Shares; Preemptive Rights.
                           --------------------------------------------

                           a)      Offering Notice. Except for (i) capital stock
                                   ---------------
or options to purchase capital stock of the Corporation which may be issued to employees, consultants or directors of the Corporation pursuant to a stock incentive plan or other employee benefit arrangement approved by the Board of Directors, (ii) a subdivision of the outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) capital stock issued as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction, (iv) capital stock issued as full or partial consideration for services (v) capital stock issued in connection with a publicly registered offering, (vi) capital stock issued upon exercise, conversion or exchange of any Preferred Stock, options or warrants, or (vii) capital stock purchased by any Purchaser in the public market or from the Corporation, if the Corporation wishes to issue any shares of capital stock or any other securities convertible into or exchangeable for capital stock of the Corporation (collectively, "New Securities") to any
                                                        ---------------
Person (the "Subject Purchaser"), then the Corporation shall send written notice
             -----------------
(the "New Issuance Notice") to the holders of the Series A Convertible Preferred
      -------------------
Stock, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued and (y) the proposed purchase price per share of the New Securities that the Corporation is willing to accept (the "Proposed Price").
                                                           --------------

                                                             Page 78 of 79 pages

                           b)      Preemptive Rights; Exercise.
                                   ---------------------------

                                   (1) For a period of ten (10)  days  after the
giving of the New Issuance Notice as provided in Section 8(a), each initial holder of the Series A Convertible Preferred Stock and any permitted assignees thereof pursuant to Section 11.3 of that certain Investment Agreement by and among the Corporation and certain purchasers listed therein, dated as of July 27, 1999 (each, a "Preemptive Rightholder") shall have the right to purchase up to its Proportionate Percentage (as hereinafter defined) of the New Securities at a purchase price equal to the Proposed Price and upon the terms and conditions set forth in the New Issuance Notice. Each Preemptive Rightholder shall have the right to purchase up to that percentage of the New Securities determined by dividing (a) a number equal to the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock then owned by such Preemptive Rightholder are convertible by (b) the total of (x) the number of shares of Common Stock then outstanding and (y) the number of shares of Common Stock into which all outstanding shares of Preferred Stock are convertible (the "Proportionate Percentage").

                                   (2) The right of each Preemptive  Rightholder
to purchase the New Securities under subsection (i) above shall be exercisable by delivering written notice of its exercise, prior to the expiration of the 10-day period referred to in subsection (i) above, to the Corporation, which notice shall state the amount of New Securities that the Preemptive Rightholder elects to purchase as provided in Section 8(b)(i). The failure of a Preemptive Rightholder to respond within the 10-day period shall be deemed to be a waiver of the Preemptive Rightholder's rights under Section 8(b)(i); provided that each Preemptive Rightholder may waive its, his or her rights under Section 8(b)(i) prior to the expiration of the 10-day period by giving written notice to the Corporation.

                                    i.     If,  following the  expiration of the
                  10-day period referred to above, not all of the New Securities have been subscribed for by the Subject Purchasers, each Preemptive Rightholder shall have the option to reduce that number of New Securities it has elected to purchase pursuant to Section 8(b)(i) by a proportionate amount.

                           c)       Closing.  The closing of the purchase of New
                                    -------
Securities subscribed for by the Preemptive Rightholders under Section 8(b) shall be held at the same time and place as the closing of the New Securities subscribed for by the Subject Purchasers (the "Closing"). At the Closing, the Corporation shall deliver certificates representing the New Securities, and the New Securities shall be issued free and clear of all liens and the Corporation shall so represent and warrant, and further represent and warrant that the New Securities shall be, upon issuance of the New Securities to the Preemptive Rightholders and after payment for the New Securities, duly authorized, validly issued, fully paid and nonassessable by the Corporation. At the Closing, the Preemptive Rightholders purchasing the New Securities shall deliver payment in full in immediately available funds for the New Securities purchased by it, him or her. At the Closing, all of the parties to the transaction shall execute any additional documents that are otherwise necessary or appropriate.

                           d)       Sale to Subject  Purchaser.  The Corporation
                                    --------------------------
may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders as provided in Section 8(b) on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that the sale is bona fide and made pursuant

                                                             Page 79 of 79 pages


to a contract entered into within four (4) months of the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase the New Securities as provided in Section 8(b) and (ii) the expiration of the 10-day period referred to in Section 8(b). If such sale is not consummated within such four (4) month period for any reason, then the restrictions provided for in this
Section 8 shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Corporation without again offering the New Securities in accordance with this Section 8. The closing of any issue and purchase contemplated by this Section 8(d) shall be held at the time and place as the parties to the transaction may agree.

         B. The recitals and resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.

             IN WITNESS WHEREOF, the undersigned has executed this Certificate this 27th day of July 1999.

                                  BLUEFLY, INC.


                                  By:    _______________________
                                  Name:  _______________________
                                  Title: President